                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 5, 2000



                       KAISER GROUP INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


   Delaware                   File No. 1-12248                   54-1437073
(State or other               (Commission File                (IRS Employer
jurisdiction of                  Number)                Identification No.)
incorporation)


                               9302 Lee Highway
                         Fairfax, Virginia  22031-1207
         (Address of principal executive offices, including zip code)


                                 703-934-3300
             (Registrant's telephone number, including area code)

                                     INDEX

                                                                            Page
                                                                            ----

ITEM 1.  CHANGE OF CONTROL................................................     1

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.......................................     1

CONFIRMATION OF PLAN OF REORGANIZATION....................................     1

KAISER HOLDINGS...........................................................     1

     Successor Issuer; Disclaimer of Financial Information;
     Authorized Spokespersons.............................................     2

     Forward-Looking Statements...........................................     2

SUMMARY OF PLAN OR REORGANIZATION AND RELATED MATTERS.....................     3

     Summary of Classification of Claims and Treatment Under the Plan.....     3

     Status of Claims - Distribution Dates................................     4

     New Preferred Stock and New Common Stock.............................     5

     Distributions of Cash, New Preferred Stock, New Common Stock
     and KGP Put Rights...................................................     6

     Trading of Old Common Stock Between Effective Date
     and Initial Distribution Date........................................     9

     Issuance, Registration of Owners and Trading of New Preferred Stock
     and New Common Stock.................................................     9

     Possible Steps to Reduce Small Stock Holdings........................    10

     Information as to Assets and Liabilities of Kaiser Holdings..........    10

BUSINESS OF KAISER HOLDINGS...............................................    11

     Overview of Kaiser Holdings and Its Business Operations..............    11

     Recent History ......................................................    11

     Post-Confirmation Activities and Assets..............................    11

DIRECTORS AND OFFICERS....................................................    15

     Directors............................................................    15

     Executive Officers...................................................    16

CAPITAL STRUCTURE OF KAISER HOLDINGS......................................    17

     Kaiser Holdings Certificate of Incorporation and Bylaws..............    17

     New Preferred Stock..................................................    17

     KGP Put Rights.......................................................    19

     New Common Stock.....................................................    21

     Registration Rights of Certain Holders of New Preferred Stock........    22

     Issuance, Registration of Owners and Trading of New Preferred Stock
     and New Common Stock.................................................    22

     Exemption from Securities Act Registration...........................    23

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.......................    25

RISK FACTORS RELATING TO KAISER HOLDINGS..................................    25

     Risks Relating to Kaiser Holdings' Business..........................    25

     Risks Associated with the New Preferred Stock and New Common Stock...    27

     Risk Factors Related to Estimates and Assumptions....................    28

ITEM 7.  EXHIBITS.........................................................    29

SIGNATURES................................................................    29

ITEM 1.   CHANGE OF CONTROL

     The confirmation and effective date of the Second Amended Plan of Reorganization of Kaiser Group International, Inc. ("Old Kaiser") and certain of its subsidiaries is described below in Item 3, which is incorporated herein by reference. The effectiveness of the Plan of Reorganization will result in a change of control of Old Kaiser, which will become 100% owned by Kaiser Group Holdings, Inc., a newly formed Delaware corporation ("Kaiser Holdings"). Kaiser Holdings will be deemed to be a "successor issuer" to Old Kaiser by virtue of Rule 12g-3(a) under the Securities Exchange Act of 1934.

     As described below, Kaiser Holdings will distribute cash, preferred stock and common stock to holders of certain allowed claims and equity interests in the Old Kaiser bankruptcy proceedings, including owners of Old Kaiser common stock.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

                    CONFIRMATION OF PLAN OF REORGANIZATION

     On December 5, 2000, the United States Bankruptcy Court for the District of Delaware entered an Order in Case Nos. 00-2263 to 00-2301 (GMS) (the "Bankruptcy Cases") confirming the Second Amended Plan of Reorganization (the "Plan") of Kaiser Group International, Inc. and its 38 subsidiaries that were Debtors-in-Possession in the proceeding. The order confirming the Plan is expected to become final at the close of business on December 15, 2000, at which time the Plan will become effective (the "Effective Date").

                                KAISER HOLDINGS

     In general terms, the Plan provides for the formation of a new holding company, Kaiser Holdings, which was organized in Delaware on December 6, 2000. Kaiser Holdings will own all of the outstanding stock of Old Kaiser, which in turn will own the stock of certain of its existing subsidiaries. Other subsidiaries may be owned directly by Kaiser Holdings.

     After the Effective Date, Kaiser Holdings will not be subject to the day-to-day supervision of the Bankruptcy Court. The Official Unsecured Creditors' Committee appointed by the Bankruptcy Court will no longer exist, and the affairs of Kaiser Holdings will be governed by its new Board of Directors and officers, described below. The Bankruptcy Court will retain jurisdiction over the resolution of claims that have been filed in the Bankruptcy Cases and over other matters described in the Plan and the Order confirming the Plan.

     Kaiser Holdings will not own any assets or have any employees, but will instead operate through its subsidiaries, including Old Kaiser. References herein to Kaiser Holdings refer to Kaiser Holdings and its subsidiaries. During the course of the Bankruptcy Cases, Old Kaiser disposed of most of its engineering operations. Immediately following the Effective Date, Kaiser Holdings' operations will be focused on the activities of (1) its Netherlands subsidiary, Kaiser Netherlands, B.V., in relation to a steel mini-mill in the Czech Republic, and (2) Kaiser-

Hill Company, LLC, which is 50% owned by a subsidiary of Old Kaiser and performs a contract for the closure of the U.S. Department of Energy's Rocky Flats, Colorado site.

     Under the Plan, Kaiser Holdings will distribute cash, preferred stock ("New Preferred Stock") and common stock ("New Common Stock") to the holders of Allowed Class 4 Claims in the Bankruptcy Cases, including holders of Old Kaiser's senior subordinated notes due 2003 ("Old Subordinated Notes"), and will distribute New Common Stock to holders of common stock of Old Kaiser ("Old Common Stock") and other Equity Interests. As of the date hereof, the only Equity Interests of which Old Kaiser is aware are the Old Common Stock and the Claims asserted in the Bankruptcy Cases by the former shareholders of ICT Spectrum Constructors, Inc., which was acquired by Old Kaiser in 1998. The distribution of shares of New Preferred Stock and New Common Stock is exempt from Federal and state securities laws under Section 1145 of the Bankruptcy Code. At the Effective Date, Kaiser Holdings will not have any outstanding debt.

Successor Issuer; Disclaimer of Financial Information; Authorized Spokespersons
-------------------------------------------------------------------------------

     Kaiser Holdings will be deemed to be a "successor issuer" to Old Kaiser by virtue of SEC Rule 12g-3(a) under the Securities Exchange Act of 1934.

     Certain financial information, including forward-looking forecasts, were filed by Old Kaiser in connection with the Bankruptcy Cases. Kaiser Holdings believes that such financial information is stale and expressly disclaims such financial information, including the forecasts therein.

     Following the Effective Date, the only persons authorized to speak on behalf of Kaiser Holdings to the press, financial institutions, analysts, and investors will be the Kaiser Holdings' Chief Executive Officer and Chief Financial Officer.

Forward-Looking Statements
--------------------------

     From time to time, certain disclosures in reports and statements released by Kaiser Holdings, or statements made by its officers or directors, will be forward-looking in nature. These forward-looking statements may contain information related to Kaiser Holdings' intent, belief, or expectation with respect to contract awards and performance, potential acquisitions and joint ventures, cost-cutting measures or other matters. In addition, these forward-looking statements may contain a number of factual assumptions made by Kaiser Holdings regarding, among other things, future economic, competitive, and market conditions. Because the accurate prediction of any future facts or conditions may be difficult and involve the assessment of events beyond Kaiser Holdings' control, actual results may differ materially from those expressed or implied in such forward-looking statements.

     Kaiser Holdings is availing itself of the safe harbor provisions provided in the Private Securities Litigation Reform Act of 1995 by cautioning readers that forward-looking statements, including those that use words such as "believes," "anticipates," "expects," and "estimates," are subject to certain risks and uncertainties which could cause actual results of operations to differ materially from expectations. These forward-looking statements may be contained in Kaiser Holdings' federal securities laws filings or in written or oral statements made by the Kaiser Holdings' officers and directors to press, potential investors, securities analysts, and others. Any such written or oral forward-looking statements should be considered in context with the risk factors discussed herein.

             SUMMARY OF PLAN OF REORGANIZATION AND RELATED MATTERS

Summary of Classification of Claims and Treatment Under the Plan /1/
----------------------------------------------------------------

     The Plan enables a restructuring of Old Kaiser's prepetition indebtedness and operations. The Plan divides the Claims of known creditors and Equity Interests into Classes and sets forth the treatment afforded to each Class.

     The table below sets forth the specific classification and treatment under the Plan of each of the Classified Claims against, and Equity Interests in, Old Kaiser.

     Class       Type of Claim or Equity   Treatment
                         Interest
--------------------------------------------------------------------------------
       1         Secured Claims            The legal, equitable and contractual rights of the
                                           holders of Class 1 Claims remain unaltered by the Plan.

       2         Senior Claims             There are no claims which are acknowledged as senior
                                           claims.

       3         Convenience Claims        The legal, equitable and contractual rights of the
                                           holders of Allowed Class 3 Claims (in general, claims
                                           for $20,000 or less arising in the ordinary course of
                                           business) remain unaltered by the Plan.

______________

/1/ This summary contains only a brief and simplified description of the classification and treatment of Claims and Equity Interests under the Plan. This summary does not describe every provision of the Plan. Reference is made to the Plan (Exhibit 2 hereto) for a complete description of the classification and treatment of Claims and Equity Interests.

     Class       Type of Claim or Equity   Treatment
                         Interest
--------------------------------------------------------------------------------------------------
       4         Other Unsecured Claims    Holders of Allowed Class 4 Claims will receive (i)
                                           their pro rata portion of net cash proceeds from
                                           certain sales of Kaiser business assets completed
                                           during the Bankruptcy Cases, in increments of $55;
                                           (ii) one share of New Preferred Stock for each $100 of
                                           such holder's respective Allowed Class 4 Claim, but
                                           reduced by one share for each $55 of cash proceeds
                                           received; and (iii) one share of New Common Stock for
                                           each $100 of such holder's respective Allowed Class 4
                                           Claim.  Holders of the Old Subordinated Notes are
                                           holders of Class 4 Claims.

       5         Equity Interests          Holders of Allowed Class 5 Equity Interests will
                                           receive their pro rata portion of the number of shares
                                           of New Common Stock that represents 17.65% of the
                                           total number of shares of New Common Stock issued from
                                           time to time to holders of Allowed Class 4 Claims.
                                           Holders of Class 5 Equity Interests include holders of
                                           Old Common Stock and former stockholders of ICT
                                           Spectrum Constructors, Inc. who have timely filed
                                           Claims.

     For the holder of a claim or interest to participate in a reorganization plan and receive the treatment offered to the class in which it is classified, its claim or equity interest must be "Allowed". Under the Plan, a Claim or Equity Interest that is "Allowed" means a Claim or Equity Interest: (a) proof of which was filed on or before August 15, 2000, the date designated by the Bankruptcy Court as the last date for filing proofs of claim with respect to such Claim or Equity Interest; or (b) that was scheduled by Old Kaiser as liquidated in amount and not disputed or contingent; and (c) in either case, as to which no objections to the allowance thereof has been filed within the applicable period of limitation fixed by the Bankruptcy Code, Bankruptcy Rules or an order of the Bankruptcy Court, or as to which any objection has been determined by a Final Order of the Bankruptcy Court allowing such Claim or Equity Interest in whole or in part.

Status of Claims - Distribution Dates
-------------------------------------

     The effectiveness of the Plan does not complete the bankruptcy process as to claims that have been filed in the Bankruptcy Cases. Old Kaiser objected to a number of these claims, and if such objections are not resolved by other means, they will ultimately be heard and determined by the Bankruptcy Court. Kaiser Holdings cannot predict with accuracy when the claims resolution process will be complete, but Kaiser Holdings expects that process to continue for at least the first six months of 2001.

     The Plan provides that the first distribution of cash, New Preferred Stock and New Common Stock will not be made until the approximately $414 million of claims initially filed have been reduced to $225 million. Subject to that limitation in the Plan, other provisions of the Plan requiring reserves, and provisions of the Order confirming the Plan and agreements with specific claimants that require the reservation of cash pending the resolution of specific claims, distributions to holders of Allowed Claims will be made as determined by the Board of Directors of Kaiser Holdings. Old Kaiser has now filed objections to most of the claims as to which it intends to interpose an objection, but, as noted above, actual resolution of such claims objections is expected to extend well into 2001. Because of the factors outlined above, Kaiser Holdings does not expect to make an initial distribution of cash, New Preferred Stock and New Common Stock to holders of Allowed Claims and Equity Interests until after March 1, 2001. Kaiser Holdings presently expects that there will be more than one distribution during the course of 2001.

New Preferred Stock and New Common Stock
----------------------------------------

     As indicated above, there are substantial uncertainties as to the amounts of Claims that ultimately will be Allowed in the Bankruptcy Cases. There are also substantial uncertainties as to the amount of cash that will be available to be distributed to holders of Allowed Claims. Both of these uncertainties are affected by matters outside the control of Kaiser Holdings. In particular, as more fully discussed below, these estimates are subject to significant uncertainties relating to the Nova Hut mini-mill project. Because of these uncertainties, it is not possible to predict with accuracy the number of shares of New Preferred Stock and New Common Stock that will ultimately be issued by Kaiser Holdings. Kaiser Holdings' current estimate is that the aggregate amount of Allowed Claims will be approximately $150 million, and that the amount of cash available for distribution in respect of Allowed Claims will be approximately $35 million. However, if Kaiser Netherlands is unable to resolve disputes with Nova Hut discussed below and receive a significant cash payment prior to the initial distribution date, less than $35 million of cash is expected be available for distribution.

     Based on the estimates referred to above, Kaiser Holdings anticipates that approximately 1,500,000 shares of New Preferred Stock and approximately 1,500,000 shares of New Common Stock will be issuable under the Plan to holders of Allowed Claims other than Old Common Stock and other Equity Interests. Prior to the actual issuance of the New Preferred Stock, Kaiser Holdings presently anticipates that the estimated $35 million of available cash will be used to reduce the number of shares of New Preferred Stock to be issued by approximately 636,364 shares, so that the number of shares of New Preferred Stock actually issued would be approximately 863,636.

     Under the Plan, holders of Old Common Stock and other Equity Interests will receive a number of shares of New Common Stock equal to 17.65% of the number of shares of New Common Stock issued from time to time to holders of Allowed Class 4 Claims. Based on the estimates and assumptions outlined above, approximately 264,750 shares of New Common Stock will ultimately be issued to holders of Equity Interests, which are primarily holders of Old Common Stock. Since there are approximately 24,400,000 shares of Old Common Stock outstanding, holders of Old Common Stock are expected to receive approximately one share of New Common Stock for each 100 shares of Old Common Stock.

     At the present time Kaiser Holdings is unable to estimate the treatment of Equity Interests other than Old Common Stock. As noted above, the only other such Equity Interests of which Kaiser Holdings is aware are the claims of the former stockholders of ICT Spectrum Constructors, Inc. Kaiser Holdings expects that only a small percentage of the shares of New Common Stock will be issued to former ICT Spectrum shareholders.

     Because the number of shares of New Common Stock to be issued to holders of Old Common Stock and other Equity Interests is dependent on the number of shares of New Common Stock issued to holders of Allowed Class 4 Claims, additional whole shares of New Common Stock will be issued to former holders of Equity Interests from time to time as shares of New Common Stock are issued in respect of Allowed Class 4 Claims.

     Under the Plan, fractional shares of New Preferred Stock and New Common Stock will not be issued. Each holder of an Allowed Class 4 Claim or Allowed Equity Interest will receive the total number of whole shares of New Preferred Stock or New Common Stock to which it is entitled. Any remaining entitlement to fractions of shares of New Preferred Stock or New Common Stock will be treated by distributing unallocated shares of New Preferred Stock and New Common Stock to holders of Allowed Class 4 Claims and Allowed Equity Interests having the greatest fractional entitlements until all unallocated fractional shares of New Preferred Stock and New Common Stock have been distributed. The distribution of unallocated shares of New Preferred Stock and New Common Stock will likely not take place until the final distribution.

     Based on the estimates and assumptions outlined above, the number of shares of New Preferred Stock and New Common Stock outstanding after the completion of the distributions would be as follows:

         Category of Holder                    New Preferred Stock                       New Common Stock
------------------------------------  --------------------------------------  --------------------------------------
Holders of Allowed Claims                             863,636                               1,500,000

Holders of Allowed Equity Interests                      0                                    264,750
                                                      --------                              ---------
Total                                                 863,636                               1,764,750


Distributions of Cash, New Preferred Stock, New Common Stock and KGP Put Rights
-------------------------------------------------------------------------------

     In General

     The Plan provides that distributions to holders of Allowed Claims may not be made until the Debtors determine that Class 4 Allowed Claims and other Class 4 Claims for which a cash reserve is required under the Plan (in other words, Allowed and disputed Class 4 Claims) are less than $225 million. As a result, Kaiser Holdings does not expect to make initial distributions of (1) cash to Allowed Class 3 Convenience Claims, (2) cash, New Preferred Stock and New Common Stock to holders of Allowed Class 4 Claims (including holders of Old Subordinated Notes), and (3) New Common Stock to holders of Old Common Stock and other Equity

Interests, until after March 1, 2001. Moreover, no distribution will be made with respect to a disputed Claim until the dispute has been resolved by settlement or a final order of the Bankruptcy Court.

     When the initial distribution is made, the terms of the Plan require Kaiser Holdings to retain a number of shares of New Common Stock and New Preferred Stock, and an amount of cash in a reserve fund, such that the retained stock and cash will be sufficient to make subsequent payments and distributions to Claims that remain disputed as of the date of the initial distribution. The Plan permits Kaiser Holdings to seek from the Bankruptcy Court approval of reserves of stock and cash that would be lower than otherwise required by the terms of the Plan. Any cash remaining in the reserve fund after distributions to holders of Allowed Class 3 and Class 4 Claims will be used to redeem shares of New Preferred Stock.

     As noted above, fractional shares of New Preferred Stock and New Common Stock will not be issued under the Plan. The entitlement to fractions of shares of both New Preferred Stock and New Common Stock will be treated by distributing unallocated shares of New Preferred Stock and New Common Stock to holders of Allowed Class 4 Claims and Allowed Equity Interests having the greatest fractional entitlement until all unallocated fractional shares of New Preferred Stock and New Common Stock are distributed.

     Dividends on shares of New Preferred Stock issued under the Plan will not begin to accrue until the initial distribution date. Shares of New Preferred Stock distributed after the initial distribution date will be entitled to any dividends that would have accrued from and after the initial distribution date.

     On November 15, 2000 Kaiser Government Programs, Inc. ("KGP"), a subsidiary of Old Kaiser that was not a Debtor in the Bankruptcy Cases, completed an exchange offer with record holders of Old Subordinated Notes as of August 14, 2000. Such holders were offered an opportunity to surrender their rights under a guarantee of such Old Subordinated Notes previously issued by KGP (which, under the terms of the Order confirming the Plan, may no longer be enforced against KGP) in exchange for the right to cause KGP to repurchase shares of New Preferred Stock issued to them pursuant to the Plan if KGP receives certain proceeds from Kaiser-Hill Company, LLC ("KGP put rights"). The holders of approximately 99.4% of the principal amount of Old Subordinated Notes outstanding as of August 14, 2000 accepted the exchange offer. Until certificates representing the KGP put rights are distributed as more fully discussed below, the KGP put rights will trade together with the Old Subordinated Notes as a single unit. Accordingly, if a holder of Old Subordinated Notes who participated in the exchange offer elects to trade such Notes before certificates for the KGP put rights have been distributed, the holder's right to receive the certificate for the KGP put rights will transfer together with the Old Subordinated Notes. However, after certificates for the KGP put rights have been distributed, the KGP put rights will trade as a security separate from the Old Subordinated Notes, and under their own CUSIP number.

     Distribution Mechanics

     Distributions of (1) cash to holders of Allowed Class 3 Claims, (2) cash, New Preferred Stock and New Common Stock to holders of Allowed Class 4 Claims (other than holders of Old

Subordinated Notes) and (3) New Common Stock to holders of Allowed Equity Interests (other than holders of Old Common Stock) will be made to holders of those Claims and Equity Interests as reflected in the records of the Bankruptcy Court.

     Holders of Allowed Class 4 Claims in the form of Old Subordinated Notes will receive cash, New Preferred and New Common Stock in accordance with the terms of the Plan. Holders of Old Subordinated Notes as to which the KGP exchange offer was accepted will also receive certificates representing the KGP put rights. The number of KGP put rights represented by such certificates will correspond with the number of shares of New Preferred Stock distributed with respect to such Old Subordinated Notes. These distributions will be made to holders of Old Subordinated Notes following the initial distribution date. To the extent that Old Subordinated Notes are transferred before the initial distribution date, the transferee will be entitled to (1) all distributions under the Plan in respect of those Old Subordinated Notes and (2) receive a certificate representing the appropriate number of KGP put rights (assuming the Old Subordinated Notes holder participated in the KGP exchange offer).

     To the extent holders of Old Subordinated Notes hold certificates for such notes, no distributions will be made until such holders surrender the certificates for their Old Subordinated Notes to the Trustee under the governing Indenture, The Bank of New York, in accordance with written instructions that will be made available prior to the initial distribution date. The Plan provides that the Indenture for the Old Subordinated Notes is cancelled. As of the Effective Date of the Plan, Old Subordinated Notes will no longer represent a debt obligation of Old Kaiser. Instead, Old Subordinated Notes will then represent the right to receive (1) cash, New Preferred Stock and New Common Stock distributable to holders of Allowed Class 4 Claims under the Plan and (2) to the extent the holder of an Old Subordinated Note accepted the KGP exchange offer, or is a direct or indirect transferee from a holder of Old Subordinated Notes who accepted the KGP exchange offer, the appropriate number of KGP put rights.

     An initial distribution of shares of New Common Stock to holders of Old Common Stock will be made to owners of Old Common Stock as of the initial distribution date. To the extent that holders of Old Common Stock as of the initial distribution date hold certificates for such shares, rather than owning them in "street name", it will be necessary for holders of Old Common Stock to surrender their certificates for shares of Old Common Stock to the transfer agent for the Old Common Stock, First Chicago Trust Company, before shares of New Common Stock will be issued to such holders. Information concerning such matters will be made available to holders of Old Common Stock prior to the initial distribution date.

     Kaiser Holdings anticipates that there will be more than one distribution in respect to Allowed Class 4 Claims as, subsequent to the initial distribution date, holders of Class 4 Claims that are newly allowed receive cash, New Preferred Stock and New Common Stock in accordance with the Plan. Therefore, the respective percentages of the aggregate numbers of shares of ultimately outstanding New Preferred Stock and New Common Stock represented by shares issued as of the initial distribution date will decrease with the passage of time.

     Moreover, because the number of shares of New Common Stock ultimately to be issued to holders of Old Common Stock and other Equity Interests is based on a percentage (17.65%) of the number of shares of New Common Stock ultimately issued to the holders of Allowed Class 4 Claims, additional shares of New Common Stock will be issuable from time to time to holders of Allowed Equity Interests (including holders of Old Common Stock) as shares of New Common Stock are issued after the initial distribution date to holders of newly Allowed Class 4 Claims. Such additional shares of New Common Stock will be issued to those persons who were holders of Old Common Stock as of the initial distribution date and to other Allowed Equity Interests as reflected in the records of the Bankruptcy Court.

Trading of Old Common Stock Between Effective Date and Initial Distribution Date
--------------------------------------------------------------------------------

     Kaiser expects that, following the Effective Date and until the initial distribution date, shares of Old Common Stock will continue to trade on the NASD's electronic bulletin board under the symbol "KSRG." However, as of the Effective Date of the Plan, shares of Old Common Stock will no longer represent shares of common stock of Old Kaiser. Instead, shares of Old Common Stock will then represent the right to receive the number of shares of New Common Stock ultimately distributable to holders of Old Common Stock under the Plan, including shares of New Common Stock distributed after the initial distribution date. As described above, the total number of shares of New Common Stock actually distributable with respect to shares of Old Common Stock cannot be determined with accuracy. However, based on the estimates and assumptions outlined above, each share of Old Common Stock will represent the right to receive a small fraction of a share of New Common Stock -- possibly as small as 1/100 of a share of New Common Stock for each share of Old Common Stock.

Issuance, Registration of Owners and Trading of
New Preferred Stock and New Common Stock
----------------------------------------

     Shares of New Preferred Stock and the New Common Stock will be issued as of the initial distribution date and on subsequent distribution dates, and the registration of owners of such stock will take place at such times. The distribution of certificates of shares of New Preferred Stock and New Common Stock to holders of Allowed Class 4 Claims and shares of New Common Stock to holders of Allowed Equity Interests who elect to receive actual certificates, rather than owning such shares in "street name", will take place shortly after the applicable distribution date. Shares of New Preferred Stock and New Common Stock distributable to holders of Allowed Claims and Allowed Equity Interests will not be tradable before the dates of actual distribution. Kaiser Holdings will attempt to cause the New Preferred Stock and New Common Stock to be tradeable on the NASD's electronic bulletin board. Details concerning any such trading availability, including the symbols for Kaiser Holdings' New Preferred Stock and New Common Stock, will be announced in connection with the initial distribution. The transfer agent for the New Preferred Stock and New Common Stock will be First Chicago Trust Company.

     Shares of New Preferred Stock and New Common Stock issued in connection with the initial distribution will represent only the number of shares actually distributed at that time, and will not include rights to additional shares of New Preferred Stock and New Common Stock to be issued in subsequent distributions. Therefore, shares of New Preferred Stock and New Common Stock purchased and sold after the initial distribution date will not carry with them the right to any additional shares. Shares of New Preferred Stock and New Common

Stock issued in subsequent distributions under the Plan will be made to holders of Allowed Class 4 Claims and Equity Interests (other than Old Common Stock) as reflected in the records of the Bankruptcy Court. Subsequent distributions to holders of Old Common Stock will be made to the record holders of Old Common Stock as of the initial distribution date.

Possible Steps to Reduce Small Stock Holdings
---------------------------------------------

     Kaiser Holdings believes that the distributions described above will result in there being many holders of a small number of shares of New Preferred Stock and New Common Stock. Kaiser Holdings may explore means by which it may purchase shares of Old Common Stock, New Preferred Stock or New Common Stock, either before or after the initial distribution date, in order to make its capital structure more cost-effective. This could include a cash sale alternative when shares of Old Common Stock are exchanged for shares of New Common Stock as described above, or a so-called "Odd-Lot Tender Offer."

Information as to Assets and Liabilities of Kaiser Holdings
-----------------------------------------------------------

     Kaiser Holdings is in the process of preparing a pro forma balance sheet as of the Effective Date that will show the estimated effect of the Plan consistent with the AICPA's Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." The "fresh start accounting" balance sheet will be filed with the SEC on a Current Report on Form 8-K as soon as it is completed.

     Information as to the assets and liabilities of Old Kaiser as of September 30, 2000, which reflected the disposition of most of Old Kaiser's engineering operations but not the effects of the Plan, were included in the Old Kaiser's Quarterly Report on Form 10-Q as filed with the SEC on November 20, 2000. The financial statements in the Form 10-Q do not give effect to all adjustments to the carrying value of assets, or amounts and classification of liabilities, that might be necessary as a consequence of the Bankruptcy Cases. In addition, valuation methods used in Chapter 11 reorganization processes vary depending on the purpose for which they are prepared and may differ from methods used solely for purposes of generally accepted accounting principles, the basis on which the financial statements in the Form 10-Q were prepared. Accordingly, the values and assumptions used to set forth amounts in the financial statements in the Form 10-Q may not be indicative of the values and assumptions presented to or used by the Bankruptcy Court or ultimately reflected in Kaiser Holdings' financial statements. Valuations of Kaiser Holdings based on the financial statements in the Form 10-Q may be significantly different than valuations used by Kaiser Holdings in determining the amounts to be received, if any, by each class of creditor under the Plan. The financial statements in the Form 10-Q do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the classification of liabilities that might result from implementation of the Plan.

                          BUSINESS OF KAISER HOLDINGS

Overview of Kaiser Holdings and Its Business Operations
-------------------------------------------------------

     Prior to the sale of the business units comprising Old Kaiser's engineering operations, as described below, Old Kaiser was a global provider of engineering, construction management, and project and program management services. Kaiser Holdings owns a 50% interest in Kaiser-Hill Company, LLC, which serves as the general contractor for the closure of the U.S. Department of Energy's Rocky Flats Environmental Technology Site near Denver, Colorado. Kaiser Holdings also owns Kaiser Netherlands, B.V., which is performing a contract to construct a steel mini-mill in the Czech Republic for Nova Hut, a.s.

     Kaiser Holdings' principal executive office is located at 9302 Lee Highway, Fairfax, Virginia 22031. Its telephone number is (703) 934-3300.

Recent History
--------------

     The components of Old Kaiser's business underwent significant change during 1999 in an effort to restore Old Kaiser's financial condition, which had been severely damaged by substantial difficulties encountered in its execution of four large fixed-price contracts to construct nitric acid plants in 1998 and early 1999. The changes included the sale and divestiture of two of its operating groups, namely, its Environment and Facilities Management Group and 90% of its Consulting Group. Old Kaiser's non-divested and continuing activities then consisted of its engineering operations and its interest in Kaiser-Hill Company, LLC. As discussed below, both business units comprising most of Old Kaiser's engineering operations were sold during the pendency of the Bankruptcy Cases.

     Following mid-1999, Old Kaiser's engineering operations focused on serving clients in two categories: Infrastructure and Facilities, comprised of transit and transportation, facilities management, water/wastewater treatment and microelectronics and clean technology business lines; and Metals, Mining and Industry, comprised of alumina/aluminum, iron and steel and mining industry business lines.

     On July 17, 2000 the Bankruptcy Court approved, and on July 28, 2000 Old Kaiser concluded, the sale of the Old Kaiser Infrastructure and Facilities business unit to Tyco Group S.A.R.L., a subsidiary of Tyco International Ltd. This business unit is now operated as part of Tyco's Earth Tech subsidiary.

     On July 6, 2000, Old Kaiser executed a definitive transaction agreement calling for the sale of its Metals, Mining and Industry business unit (not including Kaiser Netherlands, B.V. and the Nova Hut project) to Hatch Associates, Inc. On August 17, 2000 the Bankruptcy Court approved, and as of August 18, 2000 Old Kaiser concluded, that transaction.

Post-Confirmation Activities and Assets
---------------------------------------

     Kaiser Holdings is presently engaged in the following principal activities:

     . through its Netherlands subsidiary, an engineering and construction services contract for the construction of a steel mini-mill in the Czech Republic;
     . through Kaiser-Hill, performance of the contract to close the DOE's Rocky Flats site; and
     . holding of a minority ownership interest in Old Kaiser's Consulting Group that Old Kaiser sold in 1999 and notes issued in connection with that sale.

These continuing activities and holdings are further described below.

     Kaiser Netherlands, B.V.

     Although Old Kaiser sold its Metals, Mining and Industry business unit to Hatch, it retained its Netherlands subsidiary, Kaiser Netherlands, B.V., which is performing a turnkey engineering and construction services contract for the construction of a steel mini-mill in the Czech Republic for Nova Hut.

     At the present time, the mini-mill project is mechanically complete. The contract with Nova Hut provides for a maximum of three possible performance tests. The first performance test was completed on November 13, 2000. Kaiser Netherlands believes that the first performance test was successful. However, Nova Hut has stated that the first test was not successful. To date, this dispute has not been resolved, and Kaiser Netherlands anticipates that it may be necessary to resort to legal proceeding to enforce its rights. This dispute, as well as the cost of a possible ongoing presence in Ostrava, Czech Republic, is expected to have a negative impact on the cash flow of Kaiser Netherlands and Kaiser Holdings.

     In connection with the Nova Hut project, Kaiser Holdings currently has outstanding an $11.1 million cash collateralized letter of credit, which is expected to remain in place for at least one year following the achievement of final acceptance of the mini-mill. There also exists a retention account in a bank in the Czech Republic that holds monies withheld from payments due to Old Kaiser and its subcontractors. Kaiser Netherlands' share of that retention account is estimated to be between $5 and $7 million. In addition, under the Nova Hut contract as it currently exists, Kaiser Netherlands believes that amounts payable to it include a $10 million fee due upon achievement of final acceptance. Under the terms of the transaction with Hatch, Hatch will be entitled to 20% of the fee, if any, paid to Kaiser Netherlands upon achievement of final acceptance.

     Given the existing disputes with Nova Hut and the fact that Nova Hut is experiencing financial difficulties, it is not possible to determine whether, or when, Kaiser Netherlands will be able to (1) collect the substantial fees Kaiser Netherlands believes is due to it from Nova Hut, (2) reclaim the Old Kaiser cash collateralizing the $11.1 million letter of credit, and (3) obtain release of the funds held in the retention account.

     Kaiser-Hill Company, LLC

     Kaiser-Hill is a Colorado limited liability company owned equally by Kaiser Holdings and CH2M Hill Companies Ltd. CH2M Hill designates three of the five members of Kaiser-

Hill's Board of Managers and Kaiser Holdings designates two. Kaiser Holdings is entitled to designate the chair of Kaiser-Hill's Board of Managers, provided that the person designated has significant experience with matters relating to Kaiser-Hill. Kaiser Holdings' interest in Kaiser-Hill continues to be held by Kaiser Group International, Inc. (through wholly-owned subsidiaries) and will be structurally segregated from all other assets of Kaiser Holdings.

     The scope of Kaiser-Hill's contract with the U.S. Department of Energy includes all elements of daily and long-term operations, as well as ultimate closure, of the DOE's Rocky Flats site in Denver, Colorado, including stabilizing and safely storing the plutonium removed from the site, cleaning up areas contaminated with hazardous and radioactive waste, and restoring much of the 6,000-acre site for future use by the public.

     Kaiser-Hill's prior contract with the DOE was scheduled to expire on September 30, 2000. On January 24, 2000, Kaiser-Hill was awarded the follow-on Rocky Flats contract pursuant to which Kaiser-Hill is providing services that will complete the restoration of the Rocky Flats site and close it to DOE occupation (the "Closure Contract"). The Closure Contract became effective February 1, 2000 and terminated the remaining period of the former contract as of January 31, 2000. The economic terms of the Closure Contract are significantly different from the former contract. In addition to continuing to earn revenue from the reimbursement of the actual costs of its services, Kaiser-Hill will also earn a performance fee based on a combination of the actual costs of completion and on the actual date of physical completion. Under the Closure Contract, Kaiser-Hill will be reimbursed for the costs it incurs to complete the site closure, currently estimated to range between $3.6 billion and $4.8 billion. The performance or incentive fee is expected to range from $150.0 million to $460.0 million, depending on Kaiser-Hill's ability to control the incurred costs at completion to within the targeted range and its ability to meet the closure goal any time between March 31, 2006 and March 31, 2007. If Kaiser-Hill attains physical completion above target cost and after March 31, 2007, the fee will be reduced by 30% of all contract costs incurred after such date, up to a maximum of $20.0 million.

     The level of success enjoyed by Kaiser-Hill in achieving closure of the Rocky Flats site on or before December 31, 2006, and the cost of achieving such closure, are likely to be the primary determinants of Kaiser Holdings' financial performance following the completion of the reorganization process.

     Other Assets and Activities

     In addition to its activities relating to the Nova Hut project and Kaiser-Hill, noted above, Kaiser Holdings owns a 10% interest in ICF Consulting Group, Inc., a privately-held entity, that was retained by Old Kaiser when it sold its Consulting Group in June 1999. Kaiser Holdings also holds approximately $6.6 million of notes issued to Old Kaiser in connection with that sale, which notes mature on June 25, 2006 and bear interest at a rate of 10 1/2% per annum. Amounts payable by ICF Consulting Group, Inc. on such notes are subject to (1) the rights of holders of ICF Consulting Group's senior lenders and (2) possible reduction as a result of indemnification claims asserted by ICF Consulting Group, Inc. pursuant to the agreements entered into by the parties at the time of Old Kaiser's sale of its Consulting Group. Kaiser Holdings has been advised that ICF Consulting Group, Inc. is in technical default under the financial covenants in its senior credit agreement. As a result, as of the date hereof, Kaiser Holdings believes that ICF Consulting Group, Inc. may not be permitted by its senior lenders to make the approximate $750,000 interest payment due on December 31, 2000. Under the terms of the notes, overdue interest bears interest at 12 1/2% per annum.

     Kaiser Holdings' assets also include those subsidiaries that were not debtors in the Bankruptcy Cases. However, many of those subsidiaries are foreign entities and, except for Kaiser Netherlands, which is performing services for the Nova Hut project, and those subsidiaries related to Kaiser-Hill, subsidiaries that were not debtors in the Bankruptcy Cases do not have material value. It is anticipated that a number of such subsidiaries will be dissolved or otherwise cease to exist or become totally inactive.

     The Board of Directors of Kaiser Holdings will consider whether Kaiser Holdings will engage in any additional business activities. Among other things, it is anticipated that the Board of Directors will consider whether Kaiser Holdings should attempt to take advantage of Old Kaiser's successful history of performing in the government services market, both independently and through Kaiser-Hill, in order to develop a new revenue base. Kaiser Holdings has not yet made any decisions with respect to such future activities.

     Potential Liabilities Involving Clients and Third Parties

     In performing services for its clients, Kaiser Holdings could potentially be liable for breach of contract, personal injury, property damage, and negligence, including improper or negligent performance or design, failure to meet specifications, and breaches of express or implied warranties. The damages available to a client, should it prevail in its claims, are potentially large and could include consequential damages.

     Under Kaiser-Hill's contract with the DOE, Kaiser-Hill is not responsible for, and the DOE pays all costs associated with, any liability, including, without limitation, any claims involving strict or absolute liability and any civil fine or penalty, expense, or remediation cost, but limited to those of a civil nature, which may be incurred by, imposed on, or asserted against Kaiser-Hill arising out of any act or failure to act, condition, or exposure which occurred before Kaiser-Hill assumed responsibility on July 1, 1995 ("pre-existing conditions"). To the extent the acts or omissions of Kaiser-Hill constitute willful misconduct, lack of good faith, or failure to exercise prudent business judgment on the part of Kaiser-Hill's managerial personnel and cause or add to any liability, expense, or remediation cost resulting from pre-existing conditions, Kaiser-Hill is responsible, but only for the incremental liability, expense, or remediation caused by Kaiser-Hill.

     The Kaiser-Hill contract further provides that Kaiser-Hill will be reimbursed for the reasonable cost of bonds and insurance allocable to the Rocky Flats contract and for liabilities and expenses incidental to these liabilities, including litigation costs, to third parties not compensated by insurance or otherwise. There is an exception to this reimbursement provision applicable to liabilities caused by the willful misconduct, lack of good faith or failure to exercise prudent business judgment by Kaiser-Hill's managerial personnel.

     Post-Confirmation Liabilities

     Kaiser Holdings has various obligations and liabilities from its continuing operations, including costs related to the performance of services on the Nova Hut project and general overhead expenses in connection with maintaining, operating and winding down the various entities comprising Kaiser Holdings. In addition, Kaiser Holdings has assumed certain post-retirement benefits due to former employees of Kaiser Engineers. Kaiser Holdings is in the process of evaluating, and developing a mechanism, to deal with this significant liability.

     Employees

     As of March 31, 2000, excluding Kaiser-Hill, Old Kaiser had approximately 1,340 employees, of which 700 were located in North America and 640 in numerous international sites. Kaiser-Hill had approximately 2,050 persons employed at the DOE's Rocky Flats site in Colorado. Nearly all of Old Kaiser's employees, other than the employees of Kaiser-Hill, were employed in the business units sold to Earth Tech and Hatch. At this time, Kaiser Holdings has approximately 20 employees, pending development of a business plan for Kaiser Holdings' ongoing operations.

     Properties

     Kaiser Holdings' headquarters are located at 9302 Lee Highway, Fairfax, Virginia 22031-1207, and its telephone number is (703) 934-3300. At this time, Kaiser Holdings expects that its only offices will be its headquarters location and a location in the Czech Republic as required for the Nova Hut project. Kaiser Holdings' office space is leased.

                             DIRECTORS AND OFFICERS
                             ----------------------

     Set forth below is the name and age of, and summary background information concerning, the directors and executive officers of Kaiser Holdings. The officers of Kaiser Holdings are employed by Old Kaiser.

Directors
---------

     Jon B. Bennett, 44, Director of Kaiser Holdings, has been a Director of Information Management at Devens Reserve Forces Training Area, a Department of the Army installation, since 1998. Mr. Bennett was Systems Administrator and Analyst at the then Fort Devens from 1995 to 1997, and was the senior Budget
Analyst at Fort Devens from 1990 to 1995.   Mr. Bennett graduated from Bucknell
University (B.A.). Bennett Management Corporation, which is controlled by Mr. Bennett's brother, James Bennett, is expected to be a significant holder of the New Preferred Stock and New Common Stock to be issued by Kaiser Holdings.

     John V. Koerber, 45, Director of Kaiser Holdings, has been a co-manager and research analyst since 1996 of various mutual funds focused on high yield securities and offered by The Dreyfus Corporation and its affiliated companies. Mr. Koerber served as Chairman of the

Official Unsecured Creditors Committee in the Old Kaiser Bankruptcy Cases. Mr. Koerber also has been the Chairman and Chief Executive Officer of Nu-Med, Inc. since 1994. From 1990 to 1996, Mr. Koerber was an independent consultant in the area of high yield, distressed and bankrupt debt securities. Mr. Koerber graduated from Yale University (A.B.) and Columbia University (M.B.A.). The Dreyfus Corporation is expected to be a significant holder of the New Preferred Stock and New Common Stock to be issued by Kaiser Holdings.

     James J. Maiwurm, 52, Chairman of the Board of Directors of Kaiser Holdings, was President and Chief Executive Officer of Old Kaiser from April 19, 1999 until the Effective Date, and served as Chairman of the Board of Directors of Old Kaiser from June 1999 until the Effective Date. Mr. Maiwurm serves on the Board of Managers of Kaiser-Hill. From August 1998 until elected as Old Kaiser's President and Chief Executive Officer, Mr. Maiwurm was a partner of Squire, Sanders & Dempsey L.L.P., Washington, D.C., and from 1990 to 1998 was a partner of Crowell & Moring LLP, Washington, D.C. Both law firms have served as counsel to Old Kaiser and continue to serve as counsel to Kaiser Holdings. Mr. Maiwurm is a member of the Board of Trustees of Davis Memorial Goodwill Industries, Washington, D.C., a non-profit entity, and the Boards of Directors of Workflow Management, Inc., an integrated graphic arts company providing documents, envelopes and commercial printing to businesses in North American, the stock of which is traded on the NASDAQ National Market System, and Cortez III Service Corporation, a privately-held government services provider. Mr. Maiwurm graduated from the College of Wooster (B.A.) and the University of Michigan (J.D.). It is not expected that Mr. Maiwurm will own any shares of New Preferred Stock or New Common Stock of Kaiser Holdings.

Executive Officers
------------------

     John T. Grigsby, Jr., 60, is President and Chief Executive Officer of Kaiser Holdings. Mr. Grigsby is the President of John Grigsby and Associates, Inc., a firm which he founded in June 1984 to provide consulting assistance to financially distressed and reorganizing companies. In addition, Mr. Grigsby most
recently has served as the Trustee for the Auto Works Creditors' Trust.   Over
the last ten years, Mr. Grigsby has served as chief executive officer of a number of financially distressed companies including Super Shops, Inc., Auto Parts Club, Inc., Reddi Brake, Rose Auto Stores-Florida, Inc. and Nationwise Automotive, Inc., as well as for a number of Chapter 11 Debtors, including Pro Set, Inc., Allis Chalmers Corporation and Thomson McKinnon Securities, Inc. It is not expected that Mr. Grigsby will own any shares of New Preferred Stock or New Common Stock of Kaiser Holdings.

     Marijo L. Ahlgrimm, 40, is the Executive Vice President, Chief Financial Officer and Secretary of Kaiser Holdings. Ms. Ahlgrimm had served as the Senior Vice President and Controller of Old Kaiser since December 1, 1997. From 1994 to 1997 Ms. Ahlgrimm was a vice president and the controller of BDM Technologies, Inc. It is not expected that Ms. Ahlgrimm will own any shares of New Preferred Stock or New Common Stock of Kaiser Holdings.

                     CAPITAL STRUCTURE OF KAISER HOLDINGS

     THE SECURITIES TO BE ISSUED BY KAISER HOLDINGS UNDER THE PLAN ARE BEING ISSUED UNDER EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ANY LICENSING REQUIREMENTS OF STATE SECURITIES LAWS, AS PROVIDED IN
SECTION 1145 OF THE BANKRUPTCY CODE. THESE SECURITIES MAY BE TRANSFERRED AND RESOLD WITHOUT RESTRICTION, EXCEPT TO THE EXTENT HELD BY CERTAIN PERSONS, INCLUDING PERSONS AFFILIATED WITH KAISER HOLDINGS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AUTHORITY HAS APPROVED THE SECURITIES TO BE ISSUED IN ACCORDANCE WITH THE PLAN.

     As part of the implementation of the Plan, Kaiser Holdings was created to serve as the parent holding company for all of Old Kaiser and its subsidiaries. Kaiser Holdings will be the issuer of the New Preferred Stock and New Common Stock to be distributed pursuant to the Plan.

Kaiser Holdings Certificate of Incorporation and Bylaws
-------------------------------------------------------

     The certificate of incorporation and bylaws of Kaiser Holdings are attached as Exhibits 3(i) and 3(ii) to this Current Report on Form 8-K. After the Effective Date, Kaiser Holdings may amend and restate its certificate of incorporation and bylaws as permitted by such documents and applicable state law.

New Preferred Stock
-------------------

     General

     The Kaiser Holdings certificate of incorporation authorizes the issuance of 2,000,000 shares of New Preferred Stock. As stated above, holders of Allowed Class 4 Claims are to receive shares of New Preferred Stock under the Plan. A holder of an Allowed Class 4 Claim will be entitled to receive one share of New Preferred Stock for each $100.00 of such holder's respective Allowed Class 4 Claim, reduced by one share for each $55 of cash distributed to such holder. Based on its current estimates of the aggregate amount of Allowed Class 4 Claims and cash available for distribution, Kaiser Holdings expects to issue approximately 863,636 shares of New Preferred Stock in accordance with the Plan.

     As discussed above, Kaiser Holdings does not anticipate that the initial distribution of shares of New Preferred Stock will take place until after March 1, 2001. For information concerning the registration and trading of New Preferred Stock, see "Issuance, Registration of Owners and Trading of New Preferred Stock and New Common Stock" below.

     The New Preferred Stock to be issued in accordance with the Plan will be the only outstanding shares of preferred stock of Kaiser Holdings on or shortly after the Effective Date, and it is not anticipated that other series of preferred stock will be issued in the foreseeable future. The certificate of incorporation of Kaiser Holdings and Delaware law permit the Board of Directors to issue additional series of preferred stock, except that the Board of Directors may not authorize the issuance of any securities that rank senior to or on a parity with the New Preferred Stock without the consent of holders of at least two-thirds of the New Preferred Stock.

     Designation and Rank

     The New Preferred Stock is a series of authorized preferred stock designated as "Series 1 Redeemable Cumulative Preferred Stock," and has a par value of $0.01 per share. The New Preferred Stock will rank ahead of Kaiser Holdings' New Common Stock.

     Dividends

     Cumulative dividends on the New Preferred Stock will be payable on a quarterly basis either in cash at an annual rate of 7% of the liquidation preference per share or in additional shares of New Preferred Stock at an annual rate of 12% of the per share liquidation preference. Dividends will not begin to accrue on the New Preferred Stock until the initial distribution date. Dividends will not be paid to any affiliate of Kaiser Holdings on account of that affiliate's ownership of shares of New Preferred Stock. If Kaiser Holdings fails to pay a quarterly dividend when due, holders of New Preferred Stock will have the right to elect an additional director for each dividend payment missed, up to a maximum of two additional directors, but only until such dividend is paid or provided for in full.

     Liquidation Preference

     The New Preferred Stock will have a liquidation preference of $55 per share. Upon the liquidation or dissolution of Kaiser Holdings, each holder of New Preferred Stock (other than an affiliate of Kaiser Holdings) will be entitled to be paid this per share liquidation preference before any holders of New Common Stock or any other junior securities of Kaiser Holdings receive any payment for their shares. If, in a liquidation or dissolution setting, assets remaining after distribution to holders of debt and other obligations are insufficient to pay all holders of New Preferred Stock the per share liquidation preference, then such assets will be distributed on a proportionate basis to the holders of New Preferred Stock (other than affiliates of Kaiser Holdings) and any securities ranking on a parity with the New Preferred Stock.

     Redemption

     Kaiser Holdings will have the option to redeem the New Preferred Stock at any time, in whole or in part, at a redemption price of 100% of the liquidation preference per share plus all accrued and unpaid dividends. In addition, any net proceeds in excess of $3 million in a calendar year received by Kaiser Holdings or any of its direct or indirect subsidiaries from the disposition of assets to an unaffiliated party outside of the ordinary course of business must be used to redeem New Preferred Stock at a redemption price of 100% of the liquidation preference per share plus all accrued and unpaid dividends. Furthermore, Kaiser Holdings has pledged cash to support a letter of credit issued in connection with an engineering services contract being performed by Kaiser Netherlands relating to a steel mini-mill project in the Czech Republic. To the extent that such cash is released from this pledge and becomes available to Kaiser Holdings, it must be used to redeem New Preferred Stock at a redemption price of 100% of the liquidation preference per share plus all accrued and unpaid dividends. All outstanding shares of New Preferred Stock are required to be redeemed by Kaiser Holdings on or before December 31, 2007, and if such redemption does not occur, holders of New Preferred Stock will be entitled to elect two-thirds of the directors of Kaiser Holdings. If shares of New Preferred Stock are held by any affiliate of Kaiser Holdings, those shares may not be redeemed pursuant to any of the redemption provisions otherwise applicable to the New Preferred Stock.

     Change of Control Offer

     Kaiser Holdings will be required to offer to purchase the New Preferred Stock at 100% of the liquidation preference per share plus all accrued and unpaid dividends in connection with a change of control of Kaiser Holdings.

     Voting Rights

     Holders of New Preferred Stock generally will be entitled to vote with holders of New Common Stock on all matters submitted to a vote of shareholders, with each share of New Preferred Stock being entitled to one-tenth of a vote.
In addition, holders of New Preferred Stock will have the right to vote separately as a class to exercise their right to elect an additional director due to a failure to pay a quarterly dividend, to elect two-thirds of the directors if the New Preferred Stock is not redeemed by December 31, 2007, and to consent to the issuance of any senior or parity securities. The terms of the New Preferred Stock may not be materially and adversely modified without the consent of holders of at least two-thirds of the New Preferred Stock. If Kaiser Holdings or any of its affiliates holds any New Preferred Stock, they will not be entitled to vote that New Preferred Stock.

KGP Put Rights/2/
-----------------

     In addition to the express terms of the New Preferred Stock contained in the certificate of incorporation, as summarized above, holders of Old Subordinated Notes were offered the opportunity to have a right to "put" their New Preferred Stock to KGP, which is the indirect 100% owner of Old Kaiser's interest in Kaiser-Hill. This opportunity was offered in exchange for the surrender of any remaining rights held by holders of Old Subordinated Notes as of August 14, 2000 under a guarantee previously issued by KGP. The exchange offer by KGP expired on November 15, 2000, and the holders of $124,303,000, or 99.4%, principal amount of the Old Subordinated Notes accepted the exchange offer.

     General; Purchase Triggering Events.

     The KGP put rights obligate KGP to purchase New Preferred Stock owned by a holder of the KGP put right, at the option of the then holder of a put, under three circumstances:

___________________

/2/ For a full statement of the terms and conditions of the puts, see the Put Agreement, the form of which is attached as Exhibit 4 to this Current Report on Form 8-K.

     . if KGP receives net after-tax proceeds from any cash distributions from Kaiser-Hill that, on a quarterly basis, exceed 2.8 times the amount of cash required to pay all past accrued but unpaid cash dividends on the New Preferred Stock distributed to holders of Old Subordinated Notes pursuant to the Plan, plus the next scheduled quarterly cash dividend on New Preferred Stock;

     . if KGP receives net after-tax proceeds from any direct or indirect disposition of any interest in Kaiser-Hill; or

     . if KGP receives net after-tax proceeds from an extraordinary distribution from Kaiser-Hill.

The KGP put rights will expire on December 31, 2007.

     Purchase Price; Pro Rata Purchase.

     KGP put rights may be exercised only as a result of a triggering event as described above. Upon exercise of a put, KGP will pay an exercising holder 100% of the liquidation preference of the New Preferred Stock that is the subject of the KGP put rights, plus all accrued and unpaid dividends on the New Preferred Stock. KGP will purchase shares of New Preferred Stock on a pro rata basis based upon the number of shares of New Preferred Stock as to which puts have been properly exercised, but only up to the amount of the available net after-tax proceeds from triggering events. KGP will not purchase any fractional shares.

     Exercise Procedures.

     The Bank of New York will act as depositary and paying agent with respect to the KGP put rights. The depositary will distribute certificates evidencing the KGP put rights with respect to Old Subordinated Notes as to which the exchange offer was accepted. The number of KGP put rights represented by such certificates will correspond with the number of shares of New Preferred Stock distributed with respect to Old Subordinated Notes.

     The depositary will receive from KGP all net after-tax proceeds from the triggering events described above and will hold such proceeds for the irrevocable benefit of holders of KGP put rights until distributed upon the exercise of KGP put rights. The depositary will disseminate to holders of KGP put rights a notice of each triggering event, and holders wishing to exercise KGP put rights will have 30 days to deliver a prescribed form of notice to the depositary and tender any New Preferred Stock certificate held by them. KGP put rights will not become exercisable more frequently than every 12 months unless the cumulative amount of available net after-tax proceeds from triggering events is at least $3 million. The depositary will report to KGP the aggregate number of shares of New Preferred Stock as to which KGP put rights have been properly exercised in respect of a triggering event, and within five business days after receipt of that report, KGP will deliver to the depositary a report setting forth the aggregate amount payable to each holder that has properly exercised KGP put rights, together with information regarding the number of shares of New Preferred Stock, if any, that has not been purchased from each holder and with respect to which each holder's put remains unexercised.

The depositary will promptly issue payment of the purchase price payable to each holder, together with new KGP put rights certificates evidencing the number of shares of New Preferred Stock, if any, as to which each holder's put remains unexercised, and shall cause new stock certificates to be issued evidencing any remaining number of shares of New Preferred Stock held by an exercising holder.

     Transferability.

     KGP put rights will be transferable on the register to be maintained for the puts, except that puts shall cease to be transferable if KGP determines that any further transfer would require registration of the puts as a class of securities under the Securities Exchange Act of 1934. Kaiser Holdings does not presently plan to arrange for trading of the KGP put rights on the NASD electronic bulletin board or otherwise.

New Common Stock
----------------

     The Kaiser Holdings certificate of incorporation authorizes the issuance of 3,000,000 shares of New Common Stock. As stated above, holders of Allowed Class 4 Claims and Allowed Class 5 Equity Interests are to receive shares of New Common Stock under the Plan.

     Kaiser Holdings will issue to holders of Allowed Class 4 Claims one share of New Common Stock for each $100.00 of such holder's respective Allowed Class 4 Claim. As discussed above, Kaiser Holdings does not anticipate that the initial distribution of shares of New Common Stock will take place until after March 1, 2001. For information concerning the registration and trading of New Common Stock, see "Registration of Owners, and Trading, of New Preferred Stock and New Common Stock" below.

     Holders of Allowed Class 5 Equity Interests will receive their pro rata portion of New Common Shares representing 15% of the aggregate amount of New Common Shares to be outstanding following distributions to holders of Allowed Class 4 Claims and Allowed Class 5 Equity Interests. This outcome will be accomplished by issuing to each holder of an Allowed Class 5 Equity Interest its pro rata portion of the number of shares of New Common Stock that represents 17.65% of the total number of shares of New Common Stock issued from time to time to holders of Allowed Class 4 Claims

     All shares of New Common Stock to be issued in accordance with the Plan will, at issuance, be duly authorized, fully paid and non-assessable. The holders of such shares will have no preemptive or other rights to subscribe for additional shares. The New Common Stock will have a par value of $0.01 per share. Based on its current estimates of the aggregate amount of Allowed Class 4 Claims and cash available for distribution, Kaiser Holdings expects to issue approximately 1,764,750 shares of New Common Stock to holders of Allowed Class 4 Claims and Allowed Class 5 Equity Interests.

     Old Kaiser never paid cash dividends on its Old Common Stock. Kaiser Holdings anticipates that for the foreseeable future no cash dividends will be paid on the New Common Stock and that Kaiser Holdings' earnings will be utilized to redeem New Preferred Stock or retained for use in the business. The Board of Directors of Kaiser Holdings will determine its dividend policy based on its results of operations, payment of dividends on, and redemption of, New Preferred Stock, financial condition, capital requirements, and other circumstances.

Registration Rights of Certain Holders of New Preferred Stock
-------------------------------------------------------------

     The Plan provides that Major Stockholders (defined as holders of 10% or more of the outstanding shares of New Preferred Stock or New Common Stock, or a person who is an "affiliate" of Kaiser Holdings as defined under the Federal securities laws) have certain registration rights. In general, a Major Stockholder may request Kaiser Holdings to register under the Securities Act of 1933 the sale of all, but not less than all, of the New Preferred Stock and/or New Common Stock owned by the Major Stockholder. Upon request for such a registration from a Major Stockholder, Kaiser Holdings is required to give notice to other Major Stockholders and use its best efforts to cause a registration statement to become effective as expeditiously as possible and maintain such registration statement current for a period of 12 months. Major Stockholders are not entitled to request registration until one year after the Effective Date, and Kaiser Holdings is not obligated to file a registration statement in response to a request from a Major Stockholder until such time as Kaiser Holdings is eligible to use Form S-3 under the Securities Act of 1933 for such a secondary offering. Kaiser Holdings is not required to effect more than one registration for Major Stockholders during any twelve-month period. These registration rights expire on December 31, 2007.

     The Plan also contemplates that Major Stockholders will have "piggyback" registration rights in connection with a proposed underwritten public offering of Kaiser Holdings New Common Stock or New Preferred Stock solely for cash and for its own account.

     The terms of the Plan relating to the registration rights of Major Stockholders have customary terms, conditions and exceptions.

Issuance, Registration of Owners and Trading of New Preferred Stock and New Common Stock
--------------------

     Shares of New Preferred Stock and New Common Stock will be issued as of the initial distribution date and on subsequent distribution dates, and the registration of owners of such stock will take place at such times. The distribution of certificates of shares of New Preferred Stock and New Common Stock to holders of Allowed Class 4 Claims and shares of New Common Stock to holders of Allowed Equity Interests who elect to receive actual certificates, rather than owning such shares in "street name", will take place shortly after the applicable distribution date. Shares of New Preferred Stock and New Common Stock distributable to holders of Allowed Claims will not be tradable before the dates of actual distribution. Kaiser Holdings will attempt to cause the New Preferred Stock and New Common Stock to be tradeable on the NASD's electronic bulletin board. Details concerning any such trading availability, including the symbols for Kaiser Holdings' New Preferred Stock and New Common Stock, will be announced in connection with the initial distribution. The transfer agent for the New Preferred Stock and New Common Stock will be First Chicago Trust Company.

     Shares of New Preferred Stock and New Common Stock issued in connection with the initial distribution will represent only the number of shares actually distributed at that time, and will not include rights to additional shares of New Preferred Stock and New Common Stock to be issued in subsequent distributions. Therefore, shares of New Preferred Stock and New Common Stock purchased and sold after the initial distribution date will not carry with them the right to any additional shares. Shares of New Preferred Stock and New Common Stock issued in subsequent distributions under the Plan will be made to holders of Allowed Class 4 Claims and Equity Interests (other than Old Common Stock) as reflected in the records of the Bankruptcy Court. Subsequent distributions to holders of Old Common Stock will be made to the record holders of Old Common Stock as of the initial distribution date.

     If the trading price of the New Preferred Stock or New Common Stock is less than $5.00 per share at a time when Kaiser Holdings' net tangible assets total less than $5,000,000, trading in the New Preferred Stock or New Common Stock will also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent before the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Securities and Exchange Commission, any equity security not traded on an exchange or quoted on the NASDAQ Small Cap Market that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with such stock. Such requirements could have the effect of severely limiting the market liquidity of the New Preferred Stock or New Common Stock.

Exemption From Securities Act Registration
------------------------------------------

     The Plan contemplates the issuance of New Preferred Stock and New Common Stock to holders of Allowed Claims and Allowed Equity Interests. Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and licensing requirements of federal and state securities laws with respect to the issuance and distribution of securities by a debtor under a plan or reorganization to holders of claims or equity interests wholly or principally in exchange for those claims or equity interests.

     Issuance of New Preferred Stock and New Common Stock Under the Plan

     With respect to the New Preferred Stock and New Common Stock to be issued pursuant to the Plan, Kaiser Holdings is relying on the exemption from the registration requirements of the Securities Act of 1933 ("Securities Act") (and the equivalent state securities or "blue sky" laws) provided by Section 1145(a)(1) of the Bankruptcy Code. Generally, Section 1145(a)(1) of the Bankruptcy Code exempts the issuance of securities from the requirements of the Securities Act and the equivalent state securities and "blue sky" laws if the following conditions are satisfied: (a) the securities are issued by a debtor, an affiliate participating in a joint plan of reorganization with the debtor, or a successor of the debtor under a plan of reorganization; (b) the recipients of the securities hold a claim against, an equity interest in, or a claim for an administrative expense against, the debtor; and (c) the securities are issued entirely in exchange for the recipient's claim against or equity interest in the debtor, or are issued "principally" in such exchange and "partly" for cash or property. Kaiser Holdings believes that the issuance of securities contemplated by the Plan will satisfy the aforementioned requirements and therefore is exempt from federal and state securities laws, although as discussed below, under certain circumstances, subsequent transfers of such securities may be subject to registration requirements under such securities laws.

     Subsequent Transfer of Securities Issued Under the Plan

     The securities issued pursuant to the Plan may be resold by the holders of such securities without restriction unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such securities, as defined in Section 1145(b)(1) of the Bankruptcy Code. Generally, Section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who (a) purchases a claim against, or equity interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or equity interest; (b) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities; (c) offers to buy securities issued under a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities; or (d) is an issuer as contemplated by Section 2(11) of the Securities Act. Although the definition of the term "issuer" appears in Section 2(4) of the Securities Act, the reference contained in Section 1145(b)(1) of the Bankruptcy Code to Section 2(11) of the Securities Act purports to include as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the direct or indirect possession of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer or director of a reorganized debtor (or its successor) under a plan of reorganization may be deemed to be a "control person," particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the voting securities of a reorganized debtor may be presumed to be a "control person."

     The foregoing summary discussion is general in nature and has been included in this Current Report on Form 8-K solely for informational purposes. Kaiser Holdings makes no representations concerning, and does not provide any opinion or advice with respect to, the securities law and bankruptcy law matters described above. In light of the complex and subjectively interpretive nature of whether a particular recipient or securities under the Plan may be deemed to be an "underwriter" within the meaning of Section 1145(b)(1) of the Bankruptcy Code or an "affiliate" or "control person" under applicable federal and state securities laws and, consequently, the uncertainty concerning the availability of exemptions from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, Kaiser Holdings encourages potential recipients of securities pursuant to the Plan to consider carefully and consult with their own counsel with respect to these and related matters.

              CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The Disclosure Statement dated August 28, 2000 distributed to creditors and stockholders of Old Kaiser pursuant to order of the Bankruptcy Court includes a discussion of the material federal income tax consequences of the Plan to Kaiser Holdings and certain holders of Claims. The Disclosure Statement can be accessed via the internet at www.deb.uscourts.gov. That discussion was based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary, and proposed Treasury regulations thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date of the Disclosure Statement. There can be no assurance that the Internal Revenue Service will not take a contrary view, and no ruling from the Internal Revenue Service or opinion of counsel has been or will be sought as to the federal income tax consequences of the Plan.

     The description in the Disclosure Statement did not include all matters that may be relevant to any particular holder and could be affected by the specific facts and circumstances pertaining to such holder.

                   RISK FACTORS RELATING TO KAISER HOLDINGS

     The restructuring of Old Kaiser through the bankruptcy process involves a significant degree of risk, and this Current Report on Form 8-K and certain disclosures and reports or statements to be released by Kaiser Holdings or statements to be made by its officers or directors will contain forward-looking statements that involve risks and uncertainty. Kaiser Holdings' actual results could differ materially from those anticipated in such forward-looking statements as a result of a variety of factors, including those set forth in the following risk factors and elsewhere in this Current Report on Form 8-K.

Risks Relating to Kaiser Holdings' Business
-------------------------------------------

     Kaiser Holdings Will Be Dependent on Kaiser-Hill's Performance and Nova Hut Project

     Kaiser Holdings' long-term future profitability will be dependent, to a significant extent, on Kaiser-Hill's performance under its Closure Contract with DOE. Kaiser-Hill serves as the general contractor at DOE's Rocky Flats Environmental Technology Site near Denver, Colorado. Rocky Flats is a former DOE nuclear weapons production facility. Kaiser-Hill's contract with the DOE includes a performance fee based upon a combination of the actual costs to complete the site closure and the actual date of completion of the closure. If Kaiser-Hill fails to complete within the target cost for the project and fails to complete the project by March 31, 2007, Kaiser Hill's fee will be reduced by 30% of the costs incurred after the target date, up to a maximum of $20 million.

     In the shorter term, as discussed above, Kaiser Holdings' profitability and cash flow will be dependent, to a significant extent, on the resolution of disputes relating to Kaiser Netherlands' performance under its fixed-price contract for turnkey engineering and construction services relating to a steel mini-mill in the Czech Republic for Nova Hut and on the ability of Nova Hut, which is in financial difficulty, to pay for such services.

     Risks From Special Federal Regulations

     Because Kaiser-Hill provides the Federal government with nuclear energy and defense- related services, it and a number of its employees are required to have and maintain security clearances from the Federal government. There can be no assurance that the required security clearances will be obtained and maintained in the future. In addition, Kaiser-Hill is subject to foreign ownership, control and influence regulations imposed by the Federal government and designed to prevent the release of classified information to contractors subject to foreign ownership, influence and control. There can be no assurance that foreign ownership, influence and control concerns will not affect the ability of Kaiser-Hill to maintain its DOE contract.

     Potential Substantial Liabilities and Costs Associated With Kaiser-Hill's DOE Contract

     Under the DOE contract, Kaiser-Hill is responsible for, and DOE will not pay for costs associated with, liabilities caused by the willful misconduct or lack of good faith of Kaiser-Hill's managerial personnel or the failure to exercise prudent business judgment by Kaiser-Hill's managerial personnel. If Kaiser-Hill were found liable for any of these reasons, the associated costs could be substantial.

     Absence of a Business Plan Beyond Kaiser-Hill and Nova Hut Project

     Apart from the risks associated with Kaiser-Hill's performance under its Closure Contract with the DOE, the performance of Kaiser Netherlands on the Nova Hut project, and Nova Hut's ability to pay Kaiser Netherlands, Kaiser Holdings' long-term future profitability will be dependent, to a significant extent, on its ability to develop a business plan for ongoing operations. It is possible that Kaiser Holdings' ongoing business plan will be limited to performing the Nova Hut project and participating in the activities of Kaiser-Hill. It is also possible that the Board of Directors of Kaiser Holdings will consider whether Kaiser Holdings should attempt to take advantage of its successful history of performing in the government services market, both independently and through Kaiser-Hill, in order to develop a new revenue base.

     Ability to Obtain Performance Guaranties

     Given Old Kaiser's history, Kaiser Holdings may not be able to obtain satisfactory contract performance guaranty mechanisms, such as performance bond and letters of credit, at all or on satisfactory terms, to the extent such mechanisms are needed for new or existing projects.

     Uncertainties Beyond Kaiser Holdings' Control

     A number of other uncertainties may adversely impact Kaiser Holdings' future operations including, without limitation, economic recession, adverse regulatory agency actions, acts of God, or similar circumstances. Many of these factors will be substantially beyond Kaiser Holdings' control, and a change in any factor or combination of factors could have a material adverse effect on Kaiser Holdings' financial condition, cash flows, and results of operations.

     Uncertainties Concerning Adequacy of Funds

     There can be no assurance that Kaiser Holdings will be able to continue to generate sufficient funds to meet its obligations, notwithstanding the significant improvements in Kaiser Holdings' operations and financial condition. Although Kaiser Holdings' expects to generate sufficient funds to meet its working capital needs for the foreseeable future, its ability to gain access to additional capital, if needed, cannot be assured.

Risks Associated with the New Preferred Stock and New Common Stock
------------------------------------------------------------------

     No Trading Market

     The New Preferred Stock and New Common Stock (collectively, the "New Securities") are new issues of securities for which there are currently no established trading markets.

     There can be no assurance that a trading market for any of the New Securities will develop. The absence of a trading market will adversely affect the liquidity of the New Securities and it may be difficult to sell these securities. Kaiser Holdings does not intend to apply for listing of the New Securities on any national securities exchange or for quotation through any over-the-counter market other than the NASD's electronic bulletin board, and there is no assurance that Kaiser Holdings will be able to obtain listing or quotation of the New Preferred Stock or New Common Stock. If New Securities are traded, they may trade at a substantial discount from their face or liquidation value. Any discount could depend upon a number of factors, including:

     .    the market demand for the New Securities;

     .    the market for similar securities;

     .    the financial condition and performance of Kaiser Holdings;

     . prevailing dividend and interest rates generally in the financial markets; and

     .    general economic conditions.

     Ability to Pay Liquidation Preference and Dividends Depends on Financial Condition

     Kaiser Holdings' obligations to the holders of its debt and other creditors will take priority over its obligations to the holders of the New Preferred Stock. Under Delaware law, Kaiser Holdings may not redeem the New Preferred Stock for its stated liquidation preference if at that time its remaining assets are not sufficient to pay its outstanding obligations or if that redemption would impair its capital.

     No Likelihood of Dividends on New Common Stock

     Old Kaiser never paid dividends on its Old Common Stock, and Kaiser Holdings anticipates that it will retain all earnings for use in its business rather than paying cash dividends on the New Common Stock in the foreseeable future.

Risk Factors Related to Estimates and Assumptions
-------------------------------------------------

     As with any plan of reorganization or other financial transaction, there are certain risk factors that must be considered. All risk factors cannot be anticipated, some events will develop in ways that were not foreseen, and many or all of the assumptions that have been used in connection with this Current Report on Form 8-K and the Plan will not be realized exactly as assumed. Some or all of such variations may be material.

     Holders of Allowed Claims and Equity Interests should be aware of some of the principal risks associated with Old Kaiser's reorganization:

     . The total amount of all Claims filed in the Bankruptcy Cases may be materially in excess of the estimated amounts of Allowed Claims assumed in the development of the Plan. Accordingly, the amount and timing of the distributions that will ultimately be received by any particular holder of an Allowed Claim in any Class may be materially and adversely affected should the assumptions be exceeded as to any Class.

     . There are substantial uncertainties relating to the resolution of disputes between Kaiser Netherlands and Nova Hut concerning the Nova Hut mini-mill project and Nova Hut's financial capacity to pay the substantial amounts Kaiser Holdings believes is due to Kaiser Netherlands.

     . Due to delays in confirmation of the Plan, uncertainties concerning the Nova Hut mini-mill project and other factors, the amount of cash available for distribution under the Plan may be less than previously anticipated.

ITEM 7.         EXHIBITS

Exhibit 2 Second Amended Plan of Reorganization of Kaiser Group International, Inc., et al.
                                   -----

Exhibit 3(i)  Certificate of Incorporation of Kaiser Group Holdings, Inc.

Exhibit 3(ii) Bylaws of Kaiser Group Holdings, Inc.

Exhibit 4 Form of Put Agreement relating to preferred stock of Kaiser Group Holdings, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   KAISER GROUP INTERNATIONAL, INC.
                                   (Registrant)


                                   /s/ James J. Maiwurm
                                   ------------------------------------------
                                   James J. Maiwurm
                                   Chairman, President and
                                   Chief Executive Officer

Date:  December 14, 2000